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                              Amendment No. 1 To
             Trademark License And Technical Assistance Agreement



         This is Amendment No. 1 to the Trademark License and Technical Assistance Agreement for Women's Collections dated March 4, 1998 [sic] by and between Latitude Licensing Corp. and I.C. Isaacs & Co., L.P. covering Women's Products (the "Agreement"). Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         Paragraph 8.9(a) is amended to read as follows:

Licensee agrees to open a flagship store (the "Boutique") for sale of Licensor's men's and women's lines and other Girbaud licensed merchandise in a mutually agreed location in the borough of Manhattan, New York City, with a target selling space of no less than 800 square meters. The parties agree that Licensee shall look for a suitable space beginning not later than October 15, 1998 and have secured a space and signed a lease agreement for such space by the date of January 15, 1999. The target date for the opening of the Boutique shall be discussed and agreed upon among the parties, but shall be no later than October 15, 1999. Girbaud representatives, as designated by Licensor shall participate in all preparatory meetings with space owners, brokers, etc.

This Amendment is effective as of June 18, 1998.


LATITUDE LICENSING CORP.                             I.C. ISAACS & CO., L.L.P.



By:   /s/Francois Girbaud                       By:    /s/Robert J. Arnot
      -------------------                              ------------------
Title:                                          Title: Chairman & Co-CEO